Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated June 24, 2014, relating to the financial statements of American Homecare Federation, Inc. and Affiliate included in the Diplomat Pharmacy, Inc. Registration Statement on Form S-1 (File No. 333-197224), filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Flint, Michigan

October 10, 2014